Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-73650, 33-50786, 333-24703, 333- 50005, 333-50827, 333-89453, 333-48420, 333-44496, 333-48418 and 333-127069) and Form S-3 (Registration Nos. 33-53387 and 333-100056) of H.B. Fuller Company of our report dated February 20, 2004 relating to the consolidated financial statements for the year ended November 29, 2003, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 13, 2006